Consent of Independent Registered Public Accounting Firm




We consent to the reference to our firm under the caption "Financial Statements" in the Proxy Statement/Prospectus and to the incorporation by reference of our report dated November 24, 2004, with respect to the financial statements and financial highlights of the High Quality Long-Term Bond Fund and High Quality Intermediate-Term Bond Fund of the Principal Investors Fund, Inc. incorporated by reference in this Registration Statement Under the Securities Act of 1933 (Form N-14), filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Des Moines, Iowa
March 16, 2005